UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2006

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Neurodex Manufacturing Agreement

On January 6, 2006, AVANIR Pharmaceuticals (the "Company") entered into a manufacturing services agreement with Patheon Inc. ("Patheon") under which Patheon will initially serve as the Company's sole provider of drug manufacturing services for Neurodex (the "Manufacturing Agreement"). Under the terms of the Manufacturing Agreement, Patheon will be responsible for manufacturing, quality control, quality assurance and stability testing of Neurodex. The Manufacturing Agreement is effective until December 31, 2011.

Docosanol License Agreement

On January 10, 2006, the Company signed an exclusive license agreement with Kobayashi Pharmaceutical Co., Ltd. ("Kobayashi"), a Japanese corporation, (the "License Agreement") to allow Kobayashi to market in Japan finished or semi-finished medical products that are curative of episodic outbreaks of herpes simplex or herpes labialis and that contain a therapeutic concentration of our docosanol 10% cream either as the sole active ingredient or in combination with any other ingredient, substance or compound (the "Products"). Under the terms of the License Agreement, Kobayashi will be responsible for all sales and marketing activities and the manufacturing and distribution of the Products. The License Agreement automatically expires upon the latest to occur of (a) the 10th anniversary of the first commercial sale in Japan, (b) the last expiration date of any patent licensed under this agreement, or (c) the last date of expiration of the post marketing surveillance period in Japan.

The terms of the License Agreement provide that the Company will receive a non-refundable know-how and data transfer fee of 100 million Japanese Yen (or approximately U.S. $874,000) within 30 days after the date of the License Agreement and will be eligible to receive milestone payments of up to 450 million Japanese Yen (or up to U.S. $3.9 million), subject to achievement of certain milestones relating to the regulatory approval and commercialization of docosanol in Japan. In addition, the Company will receive patent and know-how royalties, that in the aggregate represent a high single digit, for sales of Products in Japan, if and when commerical sales commence.

On January 11, 2006, the Company issued a press release announcing the License Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
99.1 Press release, dated January 11, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

January 12, 2006	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP, Finance and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 11, 2006